Exhibit 99
                          (Ennis Logo)

                          Press Release

   2441 Presidential Parkway (bullet) Midlothian, Texas 76065
      (bullet) Phone 972.775.9801 (bullet) Fax 972.775.9820


FOR IMMEDIATE RELEASE                FOR ADDITIONAL INFORMATION
                                     CONTACT:  Keith S. Walters,
                                     Chairman, President & CEO
                                     (800) 752-5386
Midlothian, Texas, June 15, 2005


      ENNIS, INC. REPORTS FIRST QUARTER FISCAL 2006 RESULTS

Midlothian, Texas. -- Ennis, Inc. (NYSE: EBF) today reported financial results for the first fiscal quarter ended May 31, 2005.

  (bullet) Sales Increased $83.4 million over same quarter prior year

  (bullet) 130% Increase in Profits from $4.6 million to $10.6 million

  (bullet) Growth in diluted EPS of $0.41 per share, 51% greater than last year & previous quarter

Financial Overview
------------------
For the first quarter of fiscal 2006, net sales were $149.1 million compared to $65.7 million in the comparable quarter last year, or an increase of $83.4 million. Net Sales for quarter ended May 31, 2005 were 10.8% higher than the previous quarter's sales of $134.5 million. Net income of $10.6 million for the quarter ended May 31, 2005 increased by $6.0 million over the prior year's quarterly level of $4.6 million, and by $3.6 million over the previous quarter ended February 28, 2005. Diluted earnings per share for the quarter ended May 31, 2005 were $0.41 compared to $0.27 in the quarters ended May 31, 2004 and February 28, 2005. As mentioned in the 10K for the fiscal year ended February 28, 2005 profits in the apparel segment are strongest in the first and second fiscal quarters for the Company. Profits in the printing segment tend to be consistent from quarter to quarter, absent the gain or loss of large customers.

The Company generated $23.9 million in EBITDA (earnings before interest, taxes, depreciation and amortization) for the first quarter of fiscal year 2006 compared to $9.8 million in the comparable quarter of fiscal year 2005 and $18.0 million for the quarter ended February 28, 2005. The increase of 143.9% in the current quarter over the previous year's quarter was due primarily to the acquisitions of Alstyle Apparel, Crabar/GBF and Royal Business Forms.

Keith Walters, Chairman, President & CEO, commented by saying, "we are delighted that the pro forma financial impact of the merger with Alstyle, as set forth in the S-4 filed in September of last year, have been exceeded by our first quarter results. We continue to feel that this merger will continue to provide increased value for our shareholders as the Company retires the acquisition debt as quickly as the associated cash flows will permit."

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

Liquidity

During the fiscal quarter, the Company paid down a total of $14 million on the debt leaving a combined balance of $120 million in funded debt at quarter end May 31, 2005. The Company continues to believe that the debt generated from last year's acquisitions will be retired in the three to four-year timeframe.

Print Solutions Performance

Sales in the Print Solutions Segment were $80.7 million for the first fiscal quarter of 2006, up 22.8% over the prior year's comparable quarter, primarily due to the Crabar/GBF and Royal acquisitions. The Print Solutions Segment is comprised of sales and profits of the Forms Solutions Group, Promotional Solutions Group and Financial Solutions Group. Sales in the Forms Solutions and Promotional Solutions Group increased due to acquisitions of Crabar/GBF and Royal as well as an increase in new business in the Promotional Solutions Group. The Financial Solutions Group sales were flat in the current quarter compared to the comparable quarter last year. The Print Solutions Segment generated $13.3 million in EBITDA for the quarter ended May 31, 2005 compared to $11.5 million in the previous fiscal years quarter, an increase of 15.7%. This increase was due to acquisitions previously mentioned as well as the growth in sales in the Promotional Products arena.

Apparel Solutions Performance

Sales in the Apparel Solutions Segment were $68.4 million for the first fiscal quarter of 2006, an increase of 32.3% over the previous quarter's sales of $51.7 million, or $16.7 million. EBITDA generated by the Apparel Segment was $12.6 million or 80% higher than the previous quarter amount of $7.0 million. This increase was due to the seasonal increase in sales.

Selling, general and administrative (SG&A) expenses were $17.8 million or 12.0% of net sales, compared to $9.4 million or 14.3% of net sales in the prior year quarter ended May 31, 2004. SG&A in the previous quarter ended February 28, 2005 was $18.1 million or 13.4% of net sales. The increase in SG&A of $8.4 million over the prior year was primarily the result of the acquisitions of Crabar/GBF, Royal and Alstyle Apparel. The Company continues to focus on ways to reduce SG&A expenses from its acquisitions to further enhance the profitability to the Company and improve its cash flow to further reduce the acquisition debt.


Operational Issues

During the quarter, the Company has improved the internal controls and its financial oversight of accounting matters of Alstyle. Issues related to the financial reporting process at fiscal year-end 2005 prompted the auditors to inform the Audit Committee of a material weakness in the financial reporting process of Alstyle. Corporate personnel of the Company closely monitored the accounting processes of Alstyle for the quarter ended May 31, 2005. Consequently, the financial close was completed on a timely basis with no adjustments. The Company feels it has satisfactorily addressed this material weakness and plans to continue to provide close financial oversight in future periods. Additionally, the Company reported a material weakness related to the recording of assets involved in the acquisition of Alstyle. The Company has improved its communication processes and procedures related to acquisitions and feels that this weakness, although isolated to one instance, has been remediated.

Additionally, the Company finished the closing of the Dayton, Ohio administrative center for Crabar/GBF and the Edison, New Jersey facility. With regard to the Edison closing, the Company has relocated some people, equipment and sales to other locations on the east coast. The Company

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

also took advantage of the additional space available in its Anaheim facility to relocate its Bell, California facility for Admore into the additional space. The Cerritos facility for GenForms will also relocate into the Anaheim facility during the second quarter of this year.

About Ennis
-----------
     Ennis, Inc. (www.ennis.com) (formerly Ennis Business Forms, Inc.) is primarily engaged in the production of and sale of business forms, apparel and other business products. The Company is one of the largest private-label printed business product suppliers in the United States. Headquartered in Midlothian, Texas, the Company has 41 production and distribution facilities located throughout 16 states, Mexico and Canada, strategically located to serve the Company's national network of distributors. The Company, together with its subsidiaries, operates in two business segments: the Printing Segment and Apparel Segment. There are three groups within the Printing Segment: the Forms Solutions Group, Promotional Solutions Group, and Financial
Solutions Group. The Apparel Segment consists entirely of the Apparel Solutions Group. The Forms Solutions Group is primarily engaged in the business of manufacturing and selling business forms and other printed business products. The Promotional Solutions Group is primarily engaged in the business of design, production and distribution of printed and electronic media, presentation products, flexographic printing, advertising specialties and Post-it (registered trademark) Notes. The Financial Solutions Group designs, manufactures and markets printed forms and specializes in internal bank forms, secure and negotiable documents and custom products. The Apparel Solutions Group manufactures T-Shirts and distributes T-Shirts and other activewear apparel through six distribution centers located throughout North America.



















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                          ENNIS, INC.
             CONDENSED CONSOLIDATED BALANCE SHEETS
                    (Dollars in Thousands)
                          (Unaudited)
                                           May       February
                                           2005        2005
                                           ----        ----
                            Assets

CURRENT ASSETS:
 Cash and cash equivalents              $  6,894     $ 10,694
 Accounts receivable, net                 45,340       46,685
 Inventories                              75,639       79,900
 Other current assets                     12,361       11,894
                                         -------      -------
   Total current assets                  140,234      149,173
                                         -------      -------

PROPERTY, PLANT AND EQUIPMENT, NET        72,627       72,019

GOODWILL, NET                            178,838      178,472

OTHER ASSETS                              95,329       97,582
                                         -------      -------
                                        $487,028     $497,246
                                         =======      =======

             Liabilities and Shareholders' Equity

CURRENT LIABILITIES:
 Current installments of long-term debt $ 17,860     $ 21,702
 Accounts payable                         29,378       33,887
 Accrued expenses                         20,770       24,405
 Federal and state income tax payable      7,103        1,389
                                         -------      -------
   Total current liabilities              75,111       81,383
                                         -------      -------

LONG-TERM DEBT,
 LESS CURRENT INSTALLMENTS               102,149      112,342

DEFERRED CREDITS, PRINCIPALLY
 FEDERAL INCOME TAXES                     31,140       31,790

SHAREHOLDERS' EQUITY:
 Preferred stock, at par value                --           --
 Common stock, at par value               75,134       75,134
 Additional paid in capital              123,640      123,640
 Retained earnings                       162,975      156,666
 Accumulated other comprehensive
   income (loss)                             (16)           6
                                         -------      -------
                                         361,733      355,446
 Treasury stock                           83,105       83,715
                                         -------      -------
   Total shareholders' equity            278,628      271,731
                                         -------      -------
                                        $487,028     $497,246
                                         =======      =======

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

                           ENNIS, INC.
          CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
    (Dollars in Thousands Except Share and Per Share Amounts)
                           (Unaudited)

 Three Months Ended May,                     2005        2004
                                             ----        ----
 NET SALES                                $149,113    $ 65,736
                                           -------     -------

 COSTS AND EXPENSES:
     Cost of sales                         111,635      48,676
     Selling, general and
       administrative expenses              17,837       9,386
                                           -------     -------
                                           129,472      58,062
                                           -------     -------

 EARNINGS FROM OPERATIONS                   19,641       7,674

 OTHER (EXPENSE):
     Interest expense                       (2,243)       (134)
     Other expense, net                        (90)        (76)
                                           -------     -------
                                            (2,333)       (210)
                                           -------     -------

 EARNINGS BEFORE INCOME TAXES               17,308       7,464
 PROVISIONS FOR INCOME TAXES                 6,750       2,882
                                           -------     -------

 NET EARNINGS                             $ 10,558    $  4,582
                                           =======     =======

 PER SHARE AMOUNTS:
     Net earnings - basic                 $   0.42    $   0.28
                                           =======     =======
     Net earnings - duluted               $   0.41    $   0.27
                                           =======     =======
     Cash dividends per share             $  0.155    $  0.155
                                           =======     =======

 WEIGHTED AVERAGE NUMBER OF
     COMMON SHARES OUTSTANDING - BASIC  25,426,595  16,406,631
                                        ==========  ==========
 WEIGHTED AVERAGE NUMBER OF
     COMMON SHARES OUTSTANDING -
       DILUTED                          25,692,557  16,694,550
                                        ==========  ==========

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                           ENNIS, INC.
         CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                     (Dollars in Thousands)
                           (Unaudited)
                                           Three Months Ended
                                                 May,
                                          2005          2004
                                          ----          ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings                         $ 10,558      $  4,582
  Adjustments to reconcile net
    earnings to net cash provided by
    operating activities:
     Depreciation and amortization        4,387         2,242
     Gain on sale of property, plant
       and equipment                         (2)           (3)
     Changes in operating assets and
       liabilities                        3,811         4,857
                                        -------       -------

          Net cash provided by
            operating activities         18,754        11,678
                                        -------       -------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                   (4,521)       (2,139)
  Additional costs related to
    acquisition                            (366)            -
  Proceeds from disposal of property          7             7
                                        -------       -------

          Net cash used in investing
            activities                   (4,880)       (2,132)
                                        -------       -------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Debt issued                             5,000             -
  Repayment of debt issued              (19,035)       (1,500)
  Issue (purchase) of treasury shares,
    net                                     301           282
  Dividends                              (3,940)       (2,542)
                                        -------       -------

          Net cash used in financing
            activities                  (17,674)       (3,760)
                                        -------       -------

NET CHANGE IN CASH AND EQUIVALENTS       (3,800)        5,786

CASH AND EQUIVALENTS AT BEGINNING OF
  PERIOD                                 10,694        15,067
                                        -------       -------

CASH AND EQUIVALENTS AT END OF PERIOD  $  6,894      $ 20,853
                                        =======       =======

This news release contains statements relating to future results of the company including statements (i) that the Company expects to retire the acquisition debt in the three to four-year time frame, (ii) that this merger will continue to provide increased value for our shareholders as the Company retires the acquisition debt as quickly as the associated cash flows will permit, (iii) that the Company feels that it has addressed previously reported material weaknesses, (iv) that the Company continues to focus on ways to reduce SG&A expenses from its acquisitions to further enhance the profitability to the Company and improve its cash flow to further reduce the acquisition debt, as well as other anticipated, believed, planned, forecasted, expected, targeted and estimated results and the company's outlook concerning future results, that are "forward-looking statements" as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements.


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